Exhibit 99.1

Exhibit 99.1

ETC Settlement Analysis

August 2016 / Confidential / Subject to NDA

Jefferies LLC

Member SIPC

Amended ETC Gas Gathering & Processing Savings Overview

Key Points

Other than rate changes, key changes to the Gathering and Natural Gas Services Agreement between Penn Virginia Oil & Gas, L.P. and ETC Texas Pipeline,

LTD. (“ETC”) include:

Extension of primary term of both gathering and processing contracts for an additional 5 years

Reserved capacity starts out at 36,000 MMBtu/d with rights to increase in 2,000 MMBtu/d increments up to 72,000 MMBtu/d provided ETC has available capacity The amended ETC gas gathering and processing contract is estimated to save the Company $1.8 MM to $2.0 MM per annum based on volumes from the

Company’s business plan

Amended ETC Contract Savings ($MM)

$0.6

$0.5 $0.5

$0.5

$0.5 $0.5

$0.4

$0.4 $0.4 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018

1